UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 16, 2006 (June 14, 2006)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation.

Effective June 14, 2006, Chesapeake Energy Corporation (the “Company”) filed an amendment to its Certificate of Incorporation with the Oklahoma Secretary of State. The amendment increased the Company’s authorized common stock from 500 million shares to 750 million shares and increased the total authorized capital stock from 520 million shares to 770 million shares, consisting of 20 million shares of preferred stock and 750 million shares of common stock. The Amendment to the Certificate of Incorporation is attached hereto as Exhibit 3.1.1.

Effective June 14, 2006, the Company also filed its Third Amendment to the Certificate of Designations for Series A Junior Participating Preferred Stock with the Oklahoma Secretary of State. The amendment increased the number of shares of Series A Junior Participating Preferred Stock from 500,000 to 750,000. The amendment to the Certificate of Designation is attached hereto as Exhibit 3.1.2.

Section 9 – Financial Statements and Exhibits
Item 9.01 Final Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Document Description

3.1.1	Amendment to Certificate of Incorporation dated June 14, 2006

3.1.2	Third Amendment to the Certificate of Designations for Series A Junior Participating Preferred Stock dated June 14, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon Chairman of the Board and Chief Executive Officer

Date:	June 16, 2006

EXHIBIT INDEX
Exhibit No.	Document Description

3.1.1	Amendment to Certificate of Incorporation dated June 14, 2006

3.1.2	Third Amendment to the Certificate of Designations for Series A Junior Participating Preferred Stock dated June 14, 2006

4